Exhibit 99

FOR IMMEDIATE RELEASE

COVENANT TRANSPORTATION GROUP UPSIZES AND PRICES
PUBLIC OFFERING OF CLASS A COMMON STOCK

CHATTANOOGA, TENNESSEE – November 19, 2014 – Covenant Transportation Group, Inc. (NASDAQ/GS: CVTI) today announced that it has upsized and priced its previously announced public offering of its Class A common stock.

The Company has priced its offering of 2,640,000 shares of its Class A common stock at $22.00 per share.  The offering was upsized from the previously announced 2,200,000 shares of Class A common stock.  The Company intends to use the net proceeds from this offering, including any proceeds from the over-allotment option described below, to repay outstanding indebtedness and for offering expenses.  The offering is expected to close on or about November 25, 2014, subject to customary closing conditions.  The underwriters have a 30-day option to purchase up to an additional 396,000 shares of the Company’s Class A common stock at the offering price.

Stephens Inc. and BB&T Capital Markets are serving as the joint book-running managers for the offering. Avondale Partners, Cowen and Company, and Wolfe Research Securities are serving as co-managing underwriters for the offering. The shares are being offered pursuant to an effective shelf registration statement.  The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained from the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attn: Prospectus Department, by emailing a request to prospectus@stephens.com or by calling (501) 377-2131. Electronic copies of these documents will be available on the Securities and Exchange Commission's website at www.sec.gov.

This press release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any offer, solicitation, or sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Scudder Law Firm, P.C., L.L.O. is acting as legal counsel to the Company, and Vinson & Elkins LLP is acting as legal counsel to the underwriters, in connection with the offering.

About Covenant Transportation Group, Inc.

Covenant Transportation Group, Inc. is the holding company for several transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas; and Star Transportation of Nashville, Tennessee. In addition, Transport Enterprise Leasing, of Chattanooga, Tennessee is an integral affiliated company providing revenue equipment sales and leasing services to the trucking industry.  The Company's Class A common stock is traded on the NASDAQ Global Select under the symbol, "CVTI".

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, the statements regarding the expected closing of the stock offering are forward-looking statements.  Actual results could be affected by, and readers should review and consider, the risk factors disclosed by the Company in its filings with the Securities and Exchange Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Richard B. Cribbs, SVP and Chief Financial Officer                                                                                   (423) 463-3331
criric@covenanttransport.com

For copies of Company information contact:
Kim Perry, Administrative Assistant                                                                                                           (423) 463-3357
perkim@covenanttransport.com

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